                                                                    EXHIBIT 5.1
                              WINSTEAD SECHREST & MINICK
                                5400 RENAISSANCE TOWER
                                   1201 ELM STREET
                              DALLAS, TEXAS  75270-2199


                                                   Direct Dial:  (214) 745-5724
                                                            kbetts@winstead.com

                                    April 18, 1997


U.S. Restaurant Properties, Inc.
5310 Harvest Hill Road
Suite 270
Dallas, Texas  75230

    Re:  Registration Statement on Form S-4 (Registration No. 333-21403)

Ladies and Gentlemen:

    We have acted as counsel to U.S. Restaurant Properties, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 ("Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the issuance of up to 6,963,640 of shares of the Company's common stock (the "Securities"), pursuant to the Registration Statement.

    In this capacity, we have examined the Company's charter and bylaws, the proceedings of the Board of Directors of the Company relating to the issuance of the Securities and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

    Based upon the foregoing, we are of the opinion that the Securities to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement against receipt of the purchase price provided for therein, will be validly issued, fully paid and nonassessable.

    The opinion expressed herein is as of the date hereof and is based on the assumptions set forth herein and the laws and regulations currently in effect, and we do not undertake and hereby disclaim any obligations to advise you of any change with respect to any matter set forth herein. To the extent that the opinion set forth herein is governed by laws other than the federal laws of the United States, our opinion is based solely upon our review of the General Corporation Law of the State of Maryland and upon certificates from public officials or governmental offices of

U.S. Restaurant Properties, Inc.
April 18, 1997
Page 2

such state. We express no opinion as to any matter other than as expressly set forth herein, and no opinion is to, or may, be inferred or implied herefrom.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Prospectus contained therein. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                             Very truly yours,

                             WINSTEAD SECHREST & MINICK P.C.

                             By:            /s/ Kenneth L. Betts
                                ----------------------------------------------

KLB/dds
Enclosures